June 19, 2015

FLORIDA DEPARTMENT OF STATE
Division of Corporations

NATIONAL WASTE MANAGEMENT HOLDINGS INC.
PO BOX 328
HOLDER, FL 34445

Re: Document Number P10000016479

The Articles of Amendment to the Articles of Incorporation of NATIONAL WASTE MANAGEMENT HOLDINGS INC., a Florida corporation, were filed on June 18, 2015.

This document was electronically received and filed under FAX audit number H15000150541.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Annette Ramsey
Regulatory Specialist II
Division of Corporations   Letter Number: 615A00012944

Articles of Amendment
to
Articles of Incorporation
of

National Waste Management Holdings, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

____
(Florida street address)

New Registered Office Address: _______________ , Florida _______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change	P	Jeffrey Chartier	5920 N Florida Ave
X Add			Hernando, FL 34442
___ Remove			
2) ___ Change			
___ Add			
___ Remove			
3) ___ Change			
___ Add			
___ Remove			
4) ___ Change			
___ Add			
___ Remove			
5) ___ Change			
___ Add			
___ Remove			
6) ___ Change			
___ Add			
___ Remove			

E. **<u>If amending or adding additional Articles, enter change(s) here</u>**:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV of the Articles of Incorporation is hereby amended by:

The Corporation authorizes ten million (10,000,000) shares of Preferred Stock; no par value with such rights preferences and limitations as may be set from time to time by resolution of the Board and the filing of a certificate of designation as required by the applicable state and federal laws

Article IV of the Articles of Incorporation is hereby amended by: pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Board of Directors hereby designates five (5) shares of the preferred stock, no par value, of the Corporation as Series A Preferred Stock", and the powers, designations, preferences and relative, participating, optional and other rights of the Series A Preferred Stock and the qualifications, limitations and restrictions thereof, be, and they hereby are, set forth in this certificate of designation and in connection therewith, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed on behalf of the Corporation and its name to execute and to file this certificate of designation with the Secretary of State of the State of Florida.

F. **<u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>**
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: ________________________________, if other than the date this document was signed.

Effective date **<u>if applicable</u>:** ________________________________
(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **<u>(CHECK ONE)</u>**

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ________________________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 6/16/15

Signature ________________________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Jeffrey Chartier
(Typed or printed name of person signing)

President
(Title of person signing)